As filed with the Securities and Exchange Commission on March 15, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GERDAU AMERISTEEL CORPORATION
(Exact name of Registrant as specified in its charter)

Canada	98-0429538
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
4221 West Boy Scout Boulevard, Suite 600
Tampa, Florida 33607
(813) 207-2300
(Address, including zip code, and telephone number
including area code, of Registrant’s principal executive offices)
Amended and Restated Long-Term Incentive Plan
(Full Title Of The Plan)
Robert E. Lewis
Vice President, General Counsel and Corporate Secretary
Gerdau Ameristeel Corporation
4221 West Boy Scout Boulevard, Suite 600
Tampa, Florida 33607
(813) 207-2322
(Name, address, including zip code, and telephone number
including area code, of agent for service)
Copies to:
Alexandra A. Kau, Esq.
c/o Torys LLP
237 Park Avenue
New York, New York 10017
(212) 880-6000

Proposed
Maximum
		Offering	Proposed Maximum
Title of each Class of Securities	Amount to be	Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share[1]	Price[1]	Registration Fee
Common Stock	6,000,000 shares	$11.175	$67,050,000	$2,059

[1]	Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company’s Common Stock as reported by the New York Stock Exchange on March 12, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.*
ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*  The information required by this Part I to be contained in a Section 10(a) prospectus has been or will be sent or given to those persons who hold outstanding options to purchase the Common Stock and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed or to be filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
1.	The Registrant’s annual report on Form 40-F as filed with the Commission (File No. 001-32317) that contains the Registrant’s audited financial statements for the fiscal year ended December 31, 2005.

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the fiscal year ended December 31, 2005.

3.	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 5, 2004, including the exhibits thereto and any amendment or report filed for the purpose of updating such description.
          All documents filed by the Registrant with the Commission under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission (the “Incorporated Documents”).
          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Under the Canadian Business Corporation Act (the “CBCA”), the Registrant may indemnify a current or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or another entity.
However, indemnification is prohibited under the CBCA unless the individual:
•	acted honestly and in good faith with a view to the Registrant’s best interests for which the individual acted as director or officer or in a similar capacity at the Registrant’s request;

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

•	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.
     The CBCA provides that the Registrant may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with a proceeding referred to above.
     The Registrant’s bylaws require the Registrant to indemnify, to the extent permitted by the CBCA, a current or former director or officer or a person who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person.
     The Registrant’s bylaws authorize it to purchase and maintain insurance, to the extent permitted by the CBCA, for the benefit of a current or former director or officer or a person who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person.
     The Registrant has entered into indemnity agreements with the Registrant’s directors and officers which provide, among other things, that the Registrant will indemnify such person (and their heirs and legal representatives) for expenses reasonably incurred by such individual in respect of a proceeding in which such individual is or may be joined as a party or is or may be liable for or in respect of penalty by reason of such individual being or having been a director or officer; provided that, the Registrant shall not indemnify such individual if, among other things, he or she acted honestly and in good faith with a view to the Registrant’s best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.
     At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving any of the Registrant’s directors, officers, employees or agents in which indemnification would be required or permitted.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.

Exhibit
Number	Description
4.1	Articles of Continuance of the Company, as amended to date, incorporated by reference to exhibit 99.1 to the Company’s Form 6-K filed with the Commission on May 31, 2006.

4.2	By-law No. 1 incorporated by reference to exhibit 99.2 to the Company’s Form 6-K filed with the Commission on May 31, 2006.

4.3*	Form of Common Stock Certificate.

5.1*	Opinion of Torys LLP.

23.1*	Consent of Torys LLP (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (contained on signature page to this Registration Statement).

*	Filed herewith

ITEM 9. UNDERTAKINGS.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;
provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering to throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided , that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements of Form F-3, a post effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Form F-3.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 15th day of March, 2007.

GERDAU AMERISTEEL CORPORATION

By:	/s/ ROBERT E. LEWIS
Robert E. Lewis
Vice President, General Counsel and Corporate Secretary

POWERS OF ATTORNEY
     We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Tom J. Landa and Robert E. Lewis, our true and lawful attorneys and agents, with full power of substitution and resubstitution, each with full power to sign for us in our names in the capacities indicated below all amendments (including post-effective amendments) to this Registration Statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 15, 2007.

Signature	Title

/s/ MARIO LONGHI	President and Chief Executive Officer
Mario Longhi

/s/ TOM J. LANDA	Vice President, Finance, Chief Financial Officer and
Tom J. Landa	Assistant Secretary

/s/ PHILLIP E. CASEY	Chairman of the Board
Phillip E. Casey

/s/ ARTHUR SCACE	Director
Arthur Scace

/s/ JORGE GERDAU JOHANNPETER	Director
Jorge Gerdau Johannpeter

/s/ FREDERICO GERDAU JOHANNPETER	Director
Frederico Gerdau Johannpeter

/s/ ANDRE BIER JOHANNPETER	Director
Andre Bier Johannpeter

/s/ KENNETH W. HARRIGAN	Director
Kenneth W. Harrigan

/s/ JOSEPH J. HEFFERNAN	Director
Joseph J. Heffernan

/s/ J. SPENCER LANTHIER	Director
J. Spencer Lanthier

/s/ RICHARD McCOY	Director
Richard McCoy

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Articles of Continuance of the Company, as amended to date, incorporated by reference to exhibit 99.1 to the Company’s Form 6-K filed with the Commission on May 31, 2006.

4.2	By-law No. 1 incorporated by reference to exhibit 99.2 to the Company’s Form 6-K filed with the Commission on May 31, 2006.

4.3*	Form of Common Stock Certificate.

5.1*	Opinion of Torys LLP.

23.1*	Consent of Torys LLP (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (contained on signature page to this Registration Statement).

*	Filed herewith